UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2011

NEWMARKET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2011, NewMarket Corporation (the “Company”) announced that it had obtained the requisite consents from the holders of its outstanding 7.125% Senior Notes due 2016 (the “Senior Notes”) to approve the proposed amendment to the indenture governing the Senior Notes pursuant to the Company’s previously announced consent solicitation. The consent solicitation expired at 5:00 p.m., New York City time, on Tuesday, January 18, 2011.

Following receipt of the requisite consents from the holders of the Senior Notes, on January 18, 2011, the Company entered into a Third Supplemental Indenture, dated January 18, 2011 (the “Supplemental Indenture”), with the guaranteeing subsidiaries listed on the signature pages thereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Supplemental Indenture amends the formula for calculating the Company’s restricted payments capacity set forth in Section 4.07(a) of the Indenture by adding $100.0 million to such formula. As a result, the Company expects to have additional flexibility to make restricted payments, including, among other things, repurchases of its outstanding common stock pursuant to its previously disclosed share repurchase program.

A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

A copy of the press release announcing the results of the consent solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

4.1	Third Supplemental Indenture, dated as of January 18, 2011, by and among NewMarket Corporation, the Guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A.

99.1	Press Release issued by NewMarket Corporation on January 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMARKET CORPORATION

Date: January 19, 2011	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Third Supplemental Indenture, dated as of January 18, 2011, by and among NewMarket Corporation, the Guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A.

99.1	Press release issued by NewMarket Corporation on January 19, 2011.